Exhibit 10.1

LAUREATE EDUCATION, INC.
AMENDED AND RESTATED 2013 LONG-TERM INCENTIVE PLAN

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TABLE OF CONTENTS

(continued)

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LAUREATE EDUCATION, INC.
AMENDED AND RESTATED 2013 LONG-TERM INCENTIVE PLAN

1.                                      History; Effective Date.

LAUREATE EDUCATION, INC., a Maryland corporation (“Laureate”), adopted its 2013 Long-Term Incentive Plan (the “2013 Plan”) by action of the Board of Directors of Laureate (the “Board”) on June 13, 2013, as a successor plan to Laureate’s 2007 Stock Incentive Plan for Key Employees of Laureate Education, Inc. and its Subsidiaries (the “2007 Plan”).  No further awards were made under the 2007 Plan after the date on which the 2013 Plan was approved by the stockholders of Laureate (the “Original Effective Date”).   The 2013 Plan is hereby amended and restated in the form provided herein (the “Plan”), effective as of June 19, 2017 (the “Effective Date”), subject to shareholder approval.

2.                                      Purposes of the Plan.

The Plan is designed:

(a) to promote the long term financial interests and growth of Laureate and its Subsidiaries (collectively, the “Company”) by attracting and retaining management and other personnel and key service providers with the training, experience and ability to enable them to make a substantial contribution to the success of the Company’s business;

(b) to motivate management personnel by means of growth-related incentives to achieve long-range goals; and

(c) to further the alignment of interests of Participants with those of the stockholders of Laureate through opportunities for increased stock or stock-based ownership in Laureate.

Toward these objectives, the Administrator may grant stock options, stock appreciation rights, stock awards, stock units, performance shares, performance units, and other stock-based or cash awards to eligible individuals on the terms and subject to the conditions set forth in the Plan.

3.                                      Terminology.

Except as otherwise specifically provided in an Award Agreement, capitalized words and phrases used in the Plan or an Award Agreement shall have the meaning set forth in the glossary at Section 17 of the Plan or as defined the first place such word or phrase appears in the Plan.

4.                                      Administration.

(a)                                 Administration of the Plan. The Plan shall be administered by the Administrator.

(b)                                 Powers of the Administrator. The Administrator shall, except as otherwise provided under the Plan, have plenary authority, in its sole and absolute discretion, to grant Awards pursuant to the terms of the Plan to Eligible Individuals and to take all other actions necessary or desirable to carry out the purpose and intent of the Plan. Among other things, the Administrator shall have the authority, in its sole and absolute discretion, subject to the terms and conditions of the Plan to:

(i) determine the Eligible Individuals to whom, and the time or times at which, Awards shall be granted;

(ii) determine the types of Awards to be granted any Eligible Individual;

(iii) determine the number of shares of Common Stock to be covered by or used for reference purposes for each Award or the value to be transferred pursuant to any Award;

(iv) determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (A) the purchase price of any shares of Common Stock, (B) the method of payment for shares purchased pursuant to any Award, (C) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Common Stock, (D) the timing, terms and conditions of the exercisability, vesting or payout of any Award or any shares acquired pursuant thereto, (E) the Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (F) the time of the expiration of any Award, (G) the effect of the Participant’s Termination of Service on any of the foregoing, and (H) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto as the Administrator shall consider to be appropriate and not inconsistent with the terms of the Plan;

(v) subject to Section 15, modify, amend or adjust the terms and conditions of any Award;

(vi) accelerate or otherwise change the time at or during which an Award may be exercised or becomes payable and waive or accelerate the lapse, in whole or in part, of any restriction, condition or risk of forfeiture with respect to such Award; provided, however, that, except in connection with death, disability or a Change in Control, no such change, waiver or acceleration shall be made to any Award intended to qualify for the Section 162(m) Exemption that would result in the loss of such exemption or shall be made to any Award that is considered “deferred compensation” within the meaning of Section 409A of the Code if the effect of such action is inconsistent with Section 409A of the Code;

(vii) determine whether an Award will be paid or settled in cash, shares of Common Stock, or in any combination thereof and whether, to what extent and under what circumstances cash or shares of Common Stock payable with respect to an Award shall be deferred either automatically or at the election of the Participant;

(viii) for any purpose, including but not limited to, qualifying for preferred or beneficial tax treatment, accommodating the customs or administrative challenges or otherwise complying with the tax, accounting or regulatory requirements of local or foreign (non-United States) jurisdictions, adopt, amend, modify, administer or terminate sub-plans and special provisions or supplements applicable to Awards regulated by the laws of a jurisdiction outside of the United States, which sub-plans, supplements and special provisions may take precedence over other provisions of the Plan, and prescribe, amend and rescind rules and regulations relating to such sub-plans, supplements and special provisions;

(ix) establish any “blackout” period, during which transactions affecting Awards may not be effectuated, that the Administrator in its sole discretion deems necessary or advisable;

(x) determine the Fair Market Value of shares of Common Stock or other property for any purpose under the Plan or any Award;

(xi) administer, construe and interpret the Plan, Award Agreements and all other documents relevant to the Plan and Awards issued thereunder, and decide all other matters to be determined in connection with an Award;

(xii) establish, amend, rescind and interpret such administrative rules, regulations, agreements, guidelines, instruments and practices for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable;

(xiii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent the Administrator shall deem it desirable to carry it into effect; and

(xiv) otherwise administer the Plan and all Awards granted under the Plan.

(c)                                  Delegation of Administrative Authority. To the extent permitted by applicable law and stock exchange rules, the Administrator may delegate to officers or other employees of Laureate or any Subsidiary the Administrator’s duties and powers under the Plan, subject to such conditions and limitations as the Administrator shall prescribe, including without limitation the authority to execute agreements or other documents on behalf of the Administrator; provided, however, that such delegation of authority shall not extend to the granting of, or exercise of discretion with respect to, Awards to Eligible Individuals who are “covered employees” within the meaning of Section 162(m) of the Code or officers under Section 16 of the Exchange Act.

(d)                                 Non-Uniform Determinations. The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award Agreements evidencing such Awards, and the ramifications of a Change in Control upon outstanding Awards) need not be uniform and may be made by the Administrator selectively among Awards or persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(e)                                  Limited Liability; Advisors. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder. The Administrator may employ counsel, consultants, accountants, appraisers, brokers or other persons. The Administrator, Laureate, and the officers and directors of Laureate shall be entitled to rely upon the advice, opinions or valuations of any such persons.

(f)                                   Indemnification. To the maximum extent permitted by law, by Laureate’s charter and by-laws, and by any directors’ and officers’ liability insurance coverage which may be in effect from time to time, the members of the Administrator and any agent or delegate of the Administrator who is a director, officer or employee of Laureate or a Subsidiary shall be indemnified by Laureate against any and all liabilities and expenses, including the advance of expenses under the procedures and to the full extent permitted by law, to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan.

(g)                                  Effect of Administrator’s Decision. All actions taken and determinations made by the Administrator on all matters relating to the Plan or any Award pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion, unless in contravention of any express term of the Plan, including, without limitation, any determination involving the appropriateness or equitableness of any action. All determinations made by the Administrator shall be conclusive, final and binding on all parties concerned, including Laureate, its stockholders, any Participants and any other employee, consultant, or director of Laureate and its Subsidiaries, and their respective successors in interest. No member of the Administrator, nor any director, officer, employee or representative of Laureate shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards.

5.                                      Shares Issuable Pursuant to Awards.

(a)                                 Initial Share Pool.  Subject to adjustment pursuant to Section 10 of the Plan, the number of shares of Common Stock issuable pursuant to Awards that may be granted under the Plan (the “Share Pool”) shall be equal to 14,713,960 shares of Common Stock.

(b)                                 Adjustments to Share Pool. The Share Pool shall be adjusted, in addition to any adjustments to be made pursuant to Section 10 of the Plan, as follows:

(i) The Share Pool shall be reduced, on the date of grant, by one share for each share of Common Stock made subject to an Award granted under the Plan;

(ii) The Share Pool shall be increased, on the relevant date, by the number of unissued shares of Class A or Class B Common Stock underlying or used as a reference measure for any Award or portion of an Award granted under this Plan or the 2007 Plan that is cancelled, forfeited, expired, terminated unearned or settled in cash, in any such case without the issuance of shares, and by the number of shares of Class A or Class B Common Stock used as a reference measure for any Award granted under this Plan or the 2007 Plan that are not issued upon settlement of such Award either due to a net settlement or otherwise;

(iii) The Share Pool shall be increased, on the forfeiture date, by the number of shares of Class A or Class B Common Stock that are forfeited back to Laureate after issuance due to a failure to meet an Award contingency or condition with respect to any Award or portion of an Award granted under this Plan or the 2007 Plan;

(iv) The Share Pool shall be increased, on the exercise date, by the number of shares of Class A or Class B Common Stock withheld by or surrendered (either actually or through attestation) to Laureate in payment of the exercise price of any Award granted under this Plan or the 2007 Plan; and

(v) The Share Pool shall be increased, on the relevant date, by the number of shares of Class A or Class B Common Stock withheld by or surrendered (either actually or through attestation) to Laureate in payment of the Tax Withholding Obligation that arises in connection with any Award granted under this Plan or the 2007 Plan.

(c)                                  ISO Limit. Subject to adjustment pursuant to Section 10 of the Plan, the maximum number of shares of Common Stock that may be issued pursuant to stock options granted under the Plan that are intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code shall be equal to 14,713,960 shares of Common Stock.

(d)                                 Code Section 162(m) Individual Limits.  Subject to adjustment pursuant to Section 10 of the Plan:

(i)                                     the maximum number of shares of Common Stock that may be made subject to Awards granted under the Plan during a calendar year to any one person in the form of stock options or stock appreciation rights is, in the aggregate, 2,500,000 shares;

(ii)                                  the maximum number of shares of Common Stock that may be made subject to Awards granted under the Plan during a calendar year to any one person in the form of Performance Awards is, in the aggregate, 1,500,000 shares;

(iii)                               in connection with Awards granted under the Plan during a calendar year to any one person in the form of Performance Shares or Other Stock-Based or Cash Awards, the

maximum cash amount payable thereunder is the amount equal to the number of shares made subject to the Award, as limited by Section 5(d)(ii), multiplied by the Fair Market Value as determined as of the payment date; and

(iv)                              in connection with Awards granted under the Plan during a calendar year to any one person in the form of Performance Units or Other Stock-Based or Cash Awards, the maximum cash amount payable under such Performance Units or Other Stock-Based or Cash Awards is, in the aggregate, $10,000,000;

provided, however, that each of the limitations set forth above in clauses (i), (ii) and (iii) of this Section 5(d) shall be multiplied by two when applied to Awards granted to any individual during the calendar year in which such individual first commences service with Laureate or an Affiliate; and provided, further, that the limitations set forth above in clauses (ii) and (iii) of this Section 5(d) shall be multiplied by the number of calendar years over which the applicable Performance Period spans (in whole or in part), if the Performance Period is longer than 12 months’ duration, when applied to Performance Awards.  If an Award is terminated, surrendered or canceled in the same year in which it was granted, such Award nevertheless will continue to be counted against the limitations set forth above in this Section 5(d) for the calendar year in which it was granted.

(e)                                  Source of Shares. The shares of Common Stock with respect to which Awards may be made under the Plan shall be shares authorized for issuance under Laureate’s charter but unissued, or issued and reacquired, including without limitation shares purchased in the open market or in private transactions.

(f)                                   Share Conversion. Certain outstanding Awards under the 2013 Plan and 2007 Plan related to Class B Common Stock.  When shares of Class B Common Stock are returned to this Plan under Section 5(b), the shares shall be converted to Class A Common Stock on a one-for-one basis under the Plan for future grants.

6.                                      Participation.

Participation in the Plan shall be open to all Eligible Individuals, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to Eligible Individuals in connection with hiring, recruiting or otherwise, prior to the date the individual first performs services for Laureate or a Subsidiary; provided, however, that such Awards shall not become vested or exercisable, and no shares shall be issued to such individual, prior to the date the individual first commences performance of such services.

7.                                      Awards.

(a)                                 Awards, In General. The Administrator, in its sole discretion, shall establish the terms of all Awards granted under the Plan consistent with the terms of the Plan. Awards may be granted individually or in tandem with other types of Awards, concurrently with or with respect to outstanding Awards. All Awards are subject to the terms and conditions provided in the Award Agreement, which shall be delivered and/or communicated to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. Unless otherwise specified by the Administrator, in its sole discretion, or otherwise provided in the Award Agreement, an Award shall not be effective unless the Award Agreement is signed or otherwise accepted by Laureate and the Participant receiving the Award (including by electronic delivery and/or electronic signature).

(b)                                 Stock Options.

(i) Grants. A stock option means a right to purchase a specified number of shares of Common Stock from Laureate at a specified price during a specified period of time. The Administrator may from time to time grant to Eligible Individuals Awards of Incentive Stock Options or Nonqualified Options; provided, however, that Awards of Incentive Stock Options shall be limited to employees of Laureate or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Sections 424(e) and 424(f) of the Code, respectively, of Laureate, and any other Eligible Individuals who are eligible to receive Incentive Stock Options under the provisions of Section 422 of the Code. No stock option shall be an Incentive Stock Option unless so designated by the Administrator at the time of grant or in the applicable Award Agreement.

(ii) Exercise. Stock options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that Awards of stock options may not have a term in excess of ten years’ duration unless required otherwise by applicable law. The exercise price per share subject to a stock option granted under the Plan shall not be less than the Fair Market Value of one share of Common Stock on the date of grant of the stock option, except as provided under applicable law or with respect to stock options that are granted in substitution of similar types of awards of a company acquired by Laureate or a Subsidiary or with which Laureate or a Subsidiary combines (whether in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, or otherwise) to preserve the intrinsic value of such awards.

(iii) Termination of Service. Except as provided in the applicable Award Agreement or otherwise determined by the Administrator, to the extent stock options are not vested and exercisable, a Participant’s stock options shall be forfeited upon his or her Termination of Service.

(iv) Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of stock options, provided they are not inconsistent with the Plan.

(c)                                  Limitation on Reload Options. The Administrator shall not grant stock options under this Plan that contain a reload or replenishment feature pursuant to which a new stock option would be granted automatically upon receipt of delivery of Common Stock to Laureate in payment of the exercise price or any tax withholding obligation under any other stock option.

(d)                                 Stock Appreciation Rights.

(i) Grants. The Administrator may from time to time grant to Eligible Individuals Awards of stock appreciation rights. A stock appreciation right entitles the Participant to receive, subject to the provisions of the Plan and the Award Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Award Agreement, times (ii) the number of shares specified by the stock appreciation right, or portion thereof, which is exercised. The base price per share specified in the Award Agreement shall not be less than the lower of the Fair Market Value on the date of grant or the exercise price of any tandem stock option to which the stock appreciation right is related, or with respect to stock appreciation rights that are granted in substitution of similar types of awards of a company acquired by Laureate or a Subsidiary or with which Laureate or a Subsidiary combines (whether in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, or otherwise) such base price as is necessary to preserve the intrinsic value of such awards.

(ii) Exercise. Stock appreciation rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that stock appreciation rights granted under the Plan may not have a term in excess of ten years’ duration unless required otherwise by applicable law. The applicable Award Agreement shall specify whether payment by Laureate of the amount receivable upon any exercise of a stock appreciation right is to be made in cash or shares of Common Stock or a combination of both, or shall reserve to the Administrator or the Participant the right to make that determination prior to or upon the exercise of the stock appreciation right. If upon the exercise of a stock appreciation right a Participant is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(iii) Termination of Service. Except as provided in the applicable Award Agreement or otherwise determined by the Administrator, to the extent stock appreciation rights are not vested and exercisable, a Participant’s stock appreciation rights shall be forfeited upon his or her Termination of Service.

(iv) Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of stock appreciation rights, provided they are not inconsistent with the Plan.

(e)                                  Repricing. Notwithstanding anything herein to the contrary, except in connection with a corporate transaction involving Laureate (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of options and stock appreciation rights granted under the Plan may not be amended, after the date of grant, to reduce the exercise price of such options or stock appreciation rights, nor may outstanding options or stock appreciation rights be canceled in exchange for (i) cash, (ii) options or stock appreciation rights with an exercise price or base price that is less than the exercise price or base price of the original outstanding options or stock appreciation rights, or (iii) other Awards, unless such action is approved by Laureate’s shareholders.

(f)                                   Stock Awards.

(i) Grants. The Administrator may from time to time grant to Eligible Individuals Awards of unrestricted Common Stock or Restricted Stock (collectively, “Stock Awards”) on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as the Administrator shall determine. Stock Awards shall be evidenced in such manner as the Administrator may deem appropriate, including via book-entry registration.

(ii) Vesting. Restricted Stock shall be subject to such vesting, restrictions on transferability and other restrictions, if any, and/or risk of forfeiture as the Administrator may impose at the date of grant or thereafter. The Restriction Period to which such vesting, restrictions and/or risk of forfeiture apply may lapse under such circumstances, including without limitation upon the attainment of Performance Goals, in such installments, or otherwise, as the Administrator may determine. In the event that the Administrator conditions the grant or vesting of a Stock Award upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the Participant, the Administrator may, prior to or at the time of grant, designate the Stock Award as a Qualified Performance-Based Award.  Subject to the provisions of the Plan and the applicable Award Agreement, during the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock.

(iii) Rights of a Stockholder; Dividends. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder of Common Stock including, without limitation, the right to vote Restricted Stock. Regular cash dividends declared payable on Common Stock shall be paid, with respect to outstanding Restricted Stock, either as soon as practicable following the dividend payment date or deferred for payment to such later date as determined by the Administrator, and shall either be paid in cash or as unrestricted shares of Common Stock having a Fair Market Value equal to the amount of such dividends or reinvested in additional shares of Restricted Stock as determined by the Administrator; provided, however, that dividends declared payable on Restricted Stock that was granted as a Performance Award shall be held by Laureate and made subject to forfeiture at least until achievement of the applicable Performance Goal related to such shares of Restricted Stock. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Common Stock or other property has been distributed. As soon as is practicable following the date on which restrictions on any shares of Restricted Stock lapse, Laureate shall deliver to the Participant the certificates for such shares or shall cause the shares to be registered in the Participant’s name in book-entry form, in either case with the restrictions removed, provided that the Participant shall have complied with all conditions for delivery of such shares contained in the Award Agreement or otherwise reasonably required by Laureate.

(iv) Termination of Service. Except as provided otherwise in the applicable Award Agreement, upon Termination of Service during the applicable Restriction Period, Restricted Stock and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited; provided that the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(v) Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of Restricted Stock, provided they are not inconsistent with the Plan.

(g)                                  Stock Units.

(i) Grants. The Administrator may from time to time grant to Eligible Individuals Awards of unrestricted stock Units or Restricted Stock Units on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as the Administrator shall determine. Restricted Stock Units represent a contractual obligation by Laureate to deliver a number of shares of Common Stock, an amount in cash equal to the Fair Market Value of the specified number of shares subject to the Award, or a combination of shares of Common Stock and cash, in accordance with the terms and conditions set forth in the Plan and any applicable Award Agreement.

(ii) Vesting and Payment. Restricted Stock Units shall be subject to such vesting, risk of forfeiture and/or payment provisions as the Administrator may impose at the date of grant. The Restriction Period to which such vesting and/or risk of forfeiture apply may lapse under such circumstances, including without limitation upon the attainment of Performance Goals, in such installments, or otherwise, as the Administrator may determine. In the event that the Administrator conditions the vesting and/or lapse of risk of forfeiture of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the Participant, the Administrator may, prior to or at the time of grant, designate the Award of Restricted Stock Units as a Qualified Performance-Based Award. Shares of Common Stock, cash or a combination of shares of Common Stock and cash, as applicable, payable in settlement of Restricted Stock Units shall be delivered to the Participant as soon as administratively practicable, but no later than 30 days, after the date on which payment is due under the terms of the Award Agreement provided that the Participant shall have complied with all conditions for delivery of such shares or payment contained in the Award Agreement or otherwise reasonably required by Laureate, or in accordance with an election of the Participant, if the Administrator so permits, that meets the requirements of Section 409A of the Code.

(iii) No Rights of a Stockholder; Dividend Equivalents. Until shares of Common Stock are issued to the Participant in settlement of stock Units, the Participant shall not have any rights of a stockholder of Laureate with respect to the stock Units or the shares issuable thereunder. The Administrator may grant to the Participant the right to receive Dividend Equivalents on stock Units, on a current, reinvested and/or restricted basis, subject to such terms as the Administrator may determine provided, however, that Dividend Equivalents payable on stock Units that are granted as a Performance Award shall, rather than be paid on a current basis, be accrued and made subject to forfeiture at least until achievement of the applicable Performance Goal related to such stock Units.

(iv) Termination of Service. Except as provided herein or in the applicable Award Agreement, upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of shares of Common Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units and any accrued but unpaid Dividend Equivalents with respect to such Restricted Stock Units that are then subject to deferral or restriction shall be forfeited; provided that the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(v) Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of stock Units, provided they are not inconsistent with the Plan.

(h)                                 Performance Shares and Performance Units.

(i) Grants. The Administrator may from time to time grant to Eligible Individuals Awards in the form of Performance Shares and Performance Units. Performance Shares, as that term is used in this Plan, shall refer to shares of Common Stock or Units that are expressed in terms of Common Stock, the issuance, vesting, lapse of restrictions on or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period. Performance Units, as that term is used in this Plan, shall refer to dollar-denominated Units valued by reference to designated criteria established by the Administrator, other than Common Stock, the issuance, vesting, lapse of restrictions on or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period. Performance Units may include cash incentive awards granted in connection with Laureate’s annual or long term incentive programs.  The applicable Award Agreement shall specify whether Performance Shares and Performance Units will be settled or paid in cash or shares of Common Stock or a combination of both, or shall reserve to the Administrator or the Participant the right to make that determination prior to or at the payment or settlement date.

(ii) Performance Criteria. The Administrator shall, prior to or at the time of grant, condition the grant, vesting or payment of, or lapse of restrictions on, an Award of Performance Shares or Performance Units upon (A) the attainment of Performance Goals during a Performance Period or (B) the attainment of Performance Goals and the continued service of the Participant. The Administrator may, prior to or at the time of grant, designate an Award of Performance Shares or Performance Units as a Qualified Performance-Based Award.  The length of the Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Administrator in the exercise of its absolute discretion. Performance Goals may include minimum, maximum and target levels of performance, with the size of the Award or payout of Performance Shares or Performance Units or the vesting or lapse of restrictions with respect thereto based on the level attained. An Award of Performance Shares or Performance Units shall be settled as and when the Award vests or at a later time specified in the Award Agreement or in accordance with an election of the Participant, if the Administrator so permits, that meets the requirements of Section 409A of the Code.

(iii) Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of Performance Shares or Performance Units, provided they are not inconsistent with the Plan.

(i)                                     Other Stock-Based or Cash Awards. The Administrator may from time to time grant to Eligible Individuals Awards in the form of Other Stock-Based or Cash Awards on such terms and conditions as the Administrator may determine, including, without limitation, Cash Awards in connection with any short-term or long-term cash incentive program established by Laureate or an Affiliate.  Other Stock-Based or Cash Awards in the form of Dividend Equivalents may be (A) awarded on a free-standing basis or in connection with another Award other than a stock option or stock appreciation right, (B) paid currently or credited to an account for the Participant, including the reinvestment of such credited amounts in Common Stock equivalents, to be paid on a deferred basis, and (C) settled in cash or Common Stock as determined by the Administrator; provided, however, that Dividend Equivalents payable on Other Stock-Based or Cash Awards that are granted as a Performance Award shall, rather than be paid on a current basis, be accrued and made subject to forfeiture at least until achievement of the applicable Performance Goal related to such Other Stock-Based or Cash Awards.  Any such settlements, and any such crediting of Dividend Equivalents, may be subject to such conditions, restrictions and contingencies as the Administrator shall establish.

(j)                                    Qualified Performance-Based Awards.

(i) Stock Options and Stock Appreciation Rights.  The provisions of the Plan are intended to ensure that all stock options and stock appreciation rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such stock option or stock appreciation right is expected to be deductible to Laureate or an Affiliate qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards, and the Plan shall be interpreted and operated consistent with that intention.

(ii) Grant Process for Performance Awards.  When granting any Award other than a stock option or stock appreciation right, the Administrator may designate such Award as a Qualified Performance-Based Award, based upon a determination that (A) the recipient is or may be a

“covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award and (B) the Administrator wishes such Award to qualify for the Section 162(m) Exemption.  For any Award so designated as a Qualified Performance-Based Award, the Administrator shall take steps to ensure that the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of “outside directors” (within the meaning of Section 162(m) of the Code) and that the Performance Goals be established, in writing, by the Administrator within the time period prescribed by Section 162(m) of the Code).  The Performance Goals established by the Administrator for each Qualified Performance-Based Award shall be objective such that a third party having knowledge of the relevant facts could determine whether or not any Performance Goal has been achieved, or the extent of such achievement, and the amount, if any, which has been earned by the Participant based on such performance.  The Administrator may retain in an Award Agreement the discretion to reduce (but not to increase) the amount or number of Qualified Performance-Based Awards which will be earned based on the achievement of Performance Goals.  When the Performance Goals are established, the Administrator shall also specify the manner in which the level of achievement of such Performance Goals shall be calculated and the weighting assigned to such Performance Goals.

(iii) Certification and Payment.  Following completion of the applicable Performance Period, and prior to any, as applicable, grant, vesting, lapse of restrictions on or payment of a Qualified Performance-Based Award, the Administrator shall determine in accordance with the terms of the Award and shall certify in writing whether the applicable Performance Goal(s) were achieved, or the level of such achievement, and the amount, if any, earned by the Participant based upon such performance.  For this purpose, approved minutes of the meeting of the Administrator at which certification is made shall be sufficient to satisfy the requirement of a written certification.  No Qualified Performance-Based Awards will be granted, become vested, have restrictions lapse or be paid, as applicable, for a Performance Period until such certification is made by the Administrator.  The amount of a Qualified Performance-Based Award actually granted, vested, or paid to a Participant, or on which restrictions shall lapse, may be less than the amount determined by the applicable Performance Goal formula, at the discretion of the Administrator to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period or otherwise, subject to the terms and conditions of the applicable Award Agreement.

(iv) Performance Goals.  Performance Goals may be applied on a per share or absolute basis and relative to one or more Performance Metrics, or any combination thereof, and may be measured pursuant to U.S. GAAP, non-GAAP or other objective standards in a manner consistent with Laureate’s or its Affiliate’s established accounting policies, all as the Administrator shall determine at the time the Performance Goals for a Performance Period are established.  In addition, to the extent consistent with the requirements of the Section 162(m) Exemption, the Administrator may provide at the time Performance Goals are established for Qualified Performance-Based Awards that the manner in which such Performance Goals are to be calculated or measured may take into account, or ignore, capital costs, interest, taxes, depreciation and amortization and other factors over which the Participant has no (or limited) control including, but not limited to, restructurings, discontinued operations, impairments, changes in foreign currency exchange rates, certain identified expenses (including, but not limited to, cash bonus expenses, incentive expenses and acquisition-related transaction and integration expenses), unusual or infrequently occurring events or transactions, industry margins, general economic conditions, interest rate movements and the cumulative effects of tax or accounting changes.

(v) Non-delegation.  No delegate of the Administrator is permitted to exercise authority granted to the Administrator under Section 4 to the extent that the exercise of such authority by the delegate would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

(k)                                 Awards to Participants Outside the United States. The Administrator may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who otherwise are subject to (or could cause Laureate or a Subsidiary to be subject to) tax, legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable in order that any such Award shall conform to laws, regulations, and customs of the country or jurisdiction in which the Participant is then resident or primarily employed or to foster and promote achievement of the purposes of the Plan.

(l)                                     Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of shares of Common Stock with respect to dividends to Participants holding Awards of stock Units, shall only be permissible if sufficient shares are available under the Share Pool for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient shares are not available under the Share Pool for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of stock Units equal in number to the shares of Common Stock that would have been obtained by such payment or reinvestment, the terms of which stock Units shall provide for settlement in cash and for Dividend Equivalent reinvestment in further stock Units on the terms contemplated by this Section 7(l).

8.                                      Withholding of Taxes.

Participants and holders of Awards shall pay to Laureate or its Subsidiary, or make arrangements satisfactory to the Administrator for payment of, any Tax Withholding Obligation in respect of Awards granted under the Plan no later than the date of the event creating the tax or social insurance contribution liability. The obligations of Laureate under the Plan shall be conditional on such payment or arrangements. Unless otherwise determined by the Administrator, Tax Withholding Obligations may be settled in whole or in part with shares of Common Stock, including unrestricted outstanding shares surrendered to Laureate and unrestricted shares that are part of the Award that gives rise to the Tax Withholding Obligation, having a Fair Market Value on the date of surrender or withholding equal to the amount required to be withheld for tax or social insurance contribution purposes (at the statutory minimum rate or such other rate as would not result in adverse accounting consequences, as determined by the Administrator), all in accordance with such procedures as the Administrator establishes. Laureate or its Subsidiary may deduct, to the extent permitted by law, any such Tax Withholding Obligations from any payment of any kind otherwise due to the Participant or holder of an Award.

9.                                      Transferability of Awards.

(a)                                 General Nontransferability Absent Administrator Permission. Except as otherwise determined by the Administrator, and in any event in the case of an Incentive Stock Option or a tandem stock appreciation right granted with respect to an Incentive Stock Option, no Award granted under the Plan shall be transferable by a Participant otherwise than by will or the laws of descent and distribution. Except as otherwise determined by the Administrator, an Award may be exercised during the lifetime of the Participant, only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative. Awards granted under the Plan shall not be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, or encumbrance, except as otherwise determined by the Administrator; provided, however, that the restrictions in this sentence shall not apply to the shares of Common Stock received in connection with an Award after the date that the restrictions on transferability of such shares set forth in the applicable Award Agreement have lapsed. Nothing in this paragraph shall be interpreted or construed as overriding the terms of any Laureate stock ownership or retention policy, now or hereafter existing, that may apply to the Participant or shares of Common Stock received under an Award.

(b)                                 Administrator Discretion to Permit Transfers Other Than For Value. Except as otherwise restricted by applicable law, the Administrator may, but need not, permit an Award, other than an Incentive Stock Option or a tandem stock appreciation right granted with respect to an Incentive Stock Option, to be transferred to a Participant’s Family Member (as defined below) as a gift or pursuant to a domestic relations order in settlement of marital property rights. The Administrator shall not permit any transfer of an Award for value. For purposes of this Section 9, “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. The following transactions are not prohibited transfers for value: (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity.

10.                               Adjustments for Corporate Transactions and Other Events.

(a)                                 Mandatory Adjustments. In the event of a merger, consolidation, stock rights offering, statutory share exchange or similar event affecting Laureate (each, a “Corporate Event”) or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting the capital structure of Laureate (each, a “Share Change”) that occurs at any time after adoption of this Plan by the Board, the Administrator shall make equitable and appropriate substitutions or proportionate adjustments to (i) the aggregate number and kind of shares of Common Stock or other securities on which Awards under the Plan may be granted to Eligible Individuals, (ii) the maximum number of shares of Common Stock or other securities with respect to which  Awards may be granted during any one calendar year to any individual, (iii) the maximum number of shares of Common Stock or other securities that may be issued with respect to Incentive Stock Options granted under the Plan, (iv) the number of shares of Common Stock or other securities covered by each outstanding Award and the exercise price, base price or other price per share, if any, and other relevant terms of each outstanding Award, and (v) all other numerical limitations relating to Awards, whether contained in this Plan or in Award Agreements; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

(b)                                 Discretionary Adjustments. In the case of Corporate Events, the Administrator may make such other adjustments to outstanding Awards as it determines to be appropriate and desirable, which adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, securities or other property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Administrator in its sole discretion (it being understood that in the case of a Corporate Event with respect to which stockholders of Laureate receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Administrator that the value of a stock option or stock appreciation right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Event over the exercise price or base price of such stock option or stock appreciation right shall conclusively be deemed valid and that any stock option or stock appreciation right may be cancelled for no consideration upon a Corporate Event if its exercise price or base price equals or exceeds the value of the consideration being paid for each share of Common Stock pursuant to such

Corporate Event), (ii) the substitution of securities or other property (including, without limitation, cash or other securities of Laureate and securities of entities other than Laureate) for the shares of Common Stock subject to outstanding Awards, and (iii) the substitution of equivalent awards, as determined in the sole discretion of the Administrator, of the surviving or successor entity or a parent thereof (“Substitute Awards”).

(c)                                  Adjustments to Performance Goals. The Administrator may, in its discretion, adjust the Performance Goals applicable to any Awards to reflect any unusual or infrequently occurring events or transactions, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in Laureate’s consolidated financial statements, notes to the consolidated financial statements, management’s discussion and analysis or other Laureate filings with the Securities and Exchange Commission; provided, however, that, except in connection with death, Disability or a Change in Control, no such adjustment shall be made if the effect would be to cause an Award that is intended to be a Qualified Performance-Based Award to no longer constitute a Qualified Performance-Based Award. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of Laureate or the applicable subsidiary, business segment or other operational unit of Laureate or any such entity or segment, or the manner in which any of the foregoing conducts its business, or other events or circumstances, render the Performance Goals to be unsuitable, the Administrator may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Administrator deems appropriate and equitable; provided, however, that, except in connection with death, Disability or a Change in Control, no such modification shall be made if the effect would be to cause an Award that is intended to be a Qualified Performance-Based Award to no longer constitute a Qualified Performance-Based Award.

(d)                                 Statutory Requirements Affecting Adjustments. Notwithstanding the foregoing: (A) any adjustments made pursuant to Section 10 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (B) any adjustments made pursuant to Section 10 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (1) continue not to be subject to Section 409A of the Code or (2) comply with the requirements of Section 409A of the Code; (C) in any event, the Administrator shall not have the authority to make any adjustments pursuant to Section 10 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the date of grant to be subject thereto; and (D) any adjustments made pursuant to Section 10 to Awards that are Incentive Stock Options shall be made in compliance with the requirements of Section 424(a) of the Code.

(e)                                  Liquidation. Unless the Administrator determines otherwise, all Awards outstanding under the Plan shall terminate upon the liquidation, dissolution or winding up of Laureate.

11.                               Change in Control Provisions.

(a)                                 Termination of Awards. Notwithstanding the provisions of Section 11(b), in the event that any transaction resulting in a Change in Control occurs, outstanding Awards will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the issuance therefor of Substitute Awards of, the surviving or successor entity or a parent thereof. Solely with respect to Awards that will terminate as a result of the immediately preceding sentence and except as otherwise provided in the applicable Award Agreement:

(i) the outstanding Awards of stock options and stock appreciation rights the vesting or exercisability conditions on which are then solely time-based and not subject to achievement of Performance Goals shall, to the extent such Awards would have vested and become exercisable on or prior to the third anniversary of the effective time of such Change in Control had these Awards not been terminated pursuant to this Section 11(a) assuming the Participant remained an Eligible Individual throughout such time period, immediately before the effective time of the Change in Control, become exercisable and the holders of such Awards will be permitted, immediately before the Change in Control, to exercise the Awards;

(ii) the outstanding Awards of stock options and stock appreciation rights the vesting or exercisability conditions on which are then subject to achievement of Performance Goals shall, to the extent such Awards would have otherwise vested and become exercisable had the Company achieved the target Performance Goals in the three fiscal years ending coincident with or immediately subsequent to the effective time of such Change in Control (other than any portion of those Awards which would have vested during said time period only pursuant to any catch-up provisions in the Award Agreements) had these Awards not been terminated pursuant to this Section 11(a) assuming the Participant remained an Eligible Individual throughout such time period, immediately before the effective time of the Change in Control, become exercisable and the holders of such Awards will be permitted, immediately before the Change in Control, to exercise the Awards;

(iii) the outstanding shares of Restricted Stock with respect to which the vesting, forfeiture risk or lapse restrictions thereon is then solely time-based and not subject to achievement of Performance Goals shall, to the extent such shares would have become vested and free of forfeiture risk and lapse restrictions on or prior to the third anniversary of the effective time of such Change in Control had these Awards not been terminated pursuant to this Section 11(a) assuming the Participant remained an Eligible Individual throughout such time period, immediately before the effective time of the Change in Control, become vested, free of forfeiture risk and lapse restrictions and the shares of Restricted Stock that remain unvested after giving effect to the foregoing shall be forfeited for no consideration;

(iv) the outstanding shares of Restricted Stock with respect to which the vesting, forfeiture risk or lapse restrictions thereon is then subject to achievement of Performance Goals shall, to the extent such shares would have become vested and free of forfeiture risk and lapse restrictions had the Company achieved the target Performance Goals in the three fiscal years ending coincident with or immediately subsequent to the effective time of such Change in Control (other than any portion of those Awards which would have vested during said time period only pursuant to any catch-up provisions in the Award Agreements) had these Awards not been terminated pursuant to this Section 11(a) assuming the Participant remained an Eligible Individual throughout such time period, immediately before the effective time of the Change in Control, become vested, free of forfeiture risk and lapse restrictions and the shares of Restricted Stock that remain unvested, if any, after giving effect to the foregoing shall be forfeited for no consideration;

(v) the outstanding Restricted Stock Units, Performance Shares and Performance Units with respect to which the vesting or earning thereof is then solely time-based and not subject to achievement of Performance Goals shall, to the extent such Awards would have become vested or earned on or prior to the third anniversary of the effective time of such Change in Control had these Awards not been terminated pursuant to this Section 11(a) assuming the Participant remained an Eligible Individual throughout such time period, immediately before the effective time of the Change in Control, become vested and earned and shall be settled in cash or shares of Common Stock (consistent with the terms of the Award Agreement after taking into account the effect of the Change in Control transaction on the shares) as promptly as is practicable, subject to any applicable limitations imposed thereon by Section 409A of the Code and the unearned balance, if any, of such Awards after giving effect to the foregoing shall be forfeited for no consideration; and

(vi) the outstanding Restricted Stock Units, Performance Shares and Performance Units with respect to which the vesting or earning thereof is then subject to achievement of Performance Goals shall, to the extent such Awards would have become vested or earned had the Company achieved the target Performance Goals in the three fiscal years ending coincident with or immediately subsequent to the effective time of such Change in Control (other than any portion of those Awards which would have vested during said time period only pursuant to any catch-up provisions in the Award Agreements) had these Awards not been terminated pursuant to this Section 11(a) assuming the Participant remained an Eligible Individual throughout such time period, immediately before the effective time of the Change in Control, become vested and earned and shall be settled in cash or shares of Common Stock (consistent with the terms of the Award Agreement after taking into account the effect of the Change in Control transaction on the shares) as promptly as is practicable, subject to any applicable limitations imposed thereon by Section 409A of the Code and the unearned balance, if any, of such Awards after giving effect to the foregoing shall be forfeited for no consideration.

Implementation of the provisions of this Section 11(a) shall be conditioned upon consummation of the Change in Control.

(b)                                 Continuation, Assumption or Substitution of Awards. Unless otherwise provided in the applicable Award Agreement, if a Change in Control occurs under which provision is made in connection with the transaction for the continuation or assumption of outstanding Awards by, or for the issuance of Substitute Awards of, the surviving or successor entity or a parent thereof, then upon the Termination of Service of a Participant by Laureate, an Affiliate, or a successor to Laureate or an Affiliate, coincident with or during the 18-month period following a Change in Control other than for Cause, total and permanent disability or death:

(i) any outstanding Awards of stock options and stock appreciation rights granted under the Plan to the Participant, and any such Substitute Awards, the vesting or exercisability conditions on which are then solely time-based and not subject to achievement of Performance Goals shall, to the extent such Awards would have vested and become exercisable on or prior to the third anniversary of the Participant’s Termination of Service assuming the Participant remained an Eligible Individual throughout such time period, immediately before the Participant’s Termination of Service, become exercisable and the holders of such Awards will be permitted to exercise the Awards within ninety (90) days thereafter or during such longer period of time specified in the Award Agreement with respect to the circumstances that gave rise to the Participant’s Termination of Service;

(ii) any outstanding Awards of stock options and stock appreciation rights granted under the Plan to the Participant, and any such Substitute Awards, the vesting or exercisability conditions on which are then subject to achievement of Performance Goals shall, to the extent such Awards would have vested and become exercisable had the Company achieved the target Performance Goals in the three fiscal years ending coincident with or immediately subsequent to the Participant’s Termination of Service (other than any portion of those Awards which would have vested during said time period only pursuant to any catch-up provisions in the Award Agreements) assuming the Participant remained an Eligible Individual throughout such time period, immediately before the Participant’s Termination of Service, become exercisable and the holders of such Awards will be permitted to exercise the Awards within ninety (90) days thereafter or during such longer period of time specified in the Award Agreement with respect to the circumstances that gave rise to the Participant’s Termination of Service;

(iii) the outstanding shares of Restricted Stock granted under the Plan to the Participant, and any such Substitute Awards, with respect to which the vesting, forfeiture risk or lapse restrictions thereon is then solely time-based and not subject to achievement of Performance Goals shall, to the extent such shares would have become vested and free of forfeiture risk and lapse restrictions on or prior to the third anniversary of the Participant’s Termination of Service assuming the Participant remained an Eligible Individual throughout such time period, immediately before the Participant’s Termination of Service, become vested, free of forfeiture risk and lapse restrictions and the shares of Restricted Stock that remain unvested after giving effect to the foregoing shall be forfeited for no consideration;

(iv) the outstanding shares of Restricted Stock granted under the Plan to the Participant, and any such Substitute Awards, with respect to which the vesting, forfeiture risk or lapse restrictions thereon is then subject to achievement of Performance Goals shall, to the extent such shares would have become vested and free of forfeiture risk and lapse restrictions had the Company achieved the target Performance Goals in the three fiscal years ending coincident with or immediately subsequent to the Participant’s Termination of Service (other than any portion of those Awards which would have vested during said time period only pursuant to any catch-up provisions in the Award Agreements) assuming the Participant remained an Eligible Individual throughout such time period, immediately before the Participant’s Termination of Service, become vested, free of forfeiture risk and lapse restrictions and the shares of Restricted Stock that remain unvested, if any, after giving effect to the foregoing shall be forfeited for no consideration;

(v) the outstanding Restricted Stock Units, Performance Shares and Performance Units granted under the Plan to the Participant, and any such Substitute Awards, with respect to which the vesting or earning thereof is then solely time-based and not subject to achievement of Performance Goals shall, to the extent such Awards would have become vested or earned on or prior to the third anniversary of the Participant’s Termination of Service assuming the Participant remained an Eligible Individual throughout such time period, immediately before the Participant’s Termination of Service, become vested and earned and shall be settled in cash or shares of Common Stock (consistent with the terms of the Award Agreement) as promptly as is practicable, subject to any applicable limitations imposed thereon by Section 409A of the Code and the unearned balance, if any, of such Awards after giving effect to the foregoing shall be forfeited for no consideration;

(vi) the outstanding Restricted Stock Units, Performance Shares and Performance Units granted under the Plan to the Participant, and any such Substitute Awards, with respect to which the vesting or earning thereof is then subject to achievement of Performance Goals shall, to the extent such Awards would have become vested or earned had the Company achieved the target Performance Goals in the three fiscal years ending coincident with or immediately subsequent to the Participant’s Termination of Service (other than any portion of those Awards which would have vested during said time period only pursuant to any catch-up provisions in the Award Agreements) assuming the Participant remained an Eligible Individual throughout such time period, immediately before the Participant’s Termination of Service, become vested and earned and shall be settled in cash or shares of Common Stock (consistent with the terms of the Award Agreement) as promptly as is practicable, subject to any applicable limitations imposed thereon by Section 409A of the Code and the unearned balance, if any, of such Awards after giving effect to the foregoing shall be forfeited for no consideration; and

(vii) subject to Section 15, the Administrator may also make additional adjustments and/or settlements of outstanding Awards granted to the Participant or any Substitute Awards as it deems appropriate and consistent with the Plan’s purposes.

(c)                                  Other Permitted Actions. In the event that any transaction resulting in a Change in Control occurs, the Administrator may take any of the actions set forth in Section 10 with respect to any or all Awards granted under the Plan.

(d)                                 Section 409A Savings Clause. Notwithstanding the foregoing, if any Award is considered to be a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, this Section 11 shall apply to such Award only to the extent that its application would not result in the imposition of any tax or interest or the inclusion of any amount in income under Section 409A of the Code.

12.                               Substitution of Awards in Mergers and Acquisitions.

Awards may be granted under the Plan from time to time in substitution for assumed awards held by employees, officers, consultants or directors of entities who become employees, officers, consultants or directors of Laureate or a Subsidiary as the result of a merger or consolidation of the entity for which they perform services with Laureate or a Subsidiary, or the acquisition by Laureate or a Subsidiary of the assets or stock of the such entity. The terms and conditions of any Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the Awards to the provisions of the assumed awards for which they are substituted and to preserve their intrinsic value as of the date of the merger, consolidation or acquisition transaction. To the extent permitted by applicable law and marketplace or listing rules of the primary securities market or exchange on which the Common Stock is listed or admitted for trading, any available shares under a stockholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards granted pursuant to this Section 12 and, upon such grant, shall not reduce the Share Pool.

13.                               Compliance with Securities Laws; Listing and Registration.

(a)                                 The obligation of Laureate to sell or deliver Common Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal, state and foreign (non-United States) securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign (non-United States) securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. If at any time the Administrator determines that the delivery of Common Stock under the Plan would or may violate the rules of any exchange on which Laureate’s securities are then listed for trade, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery would not violate such rules. If the Administrator determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any stock exchange upon which any of Laureate’s equity securities are listed, then the Administrator may postpone any such exercise, nonforfeitability or delivery, as applicable, but Laureate shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

(b)                                 Each Award is subject to the requirement that, if at any time the Administrator determines, in its absolute discretion, that the listing, registration or qualification of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state, federal or foreign (non-United States) law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Stock, no such Award shall be granted or payment made or Common Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c)                                  In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the

“Securities Act”), and is not otherwise exempt from such registration, such Common Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a person receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to Laureate in writing that the Common Stock acquired by such person is acquired for investment only and not with a view to distribution and that such person will not dispose of the Common Stock so acquired in violation of Federal, state or foreign securities laws and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable Federal, state or foreign securities laws.

14.                               Section 409A Compliance.

It is the intention of Laureate that any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code shall comply in all respects with the requirements of Section 409A of the Code to avoid the imposition of any tax or interest or the inclusion of any amount in income pursuant to Section 409A of the Code, and the terms of each such Award shall be construed, administered and deemed amended, if applicable, in a manner consistent with this intention. Notwithstanding the foregoing, neither Laureate nor any of its Subsidiaries nor any of its or their directors, officers, employees, agents or other service providers will be liable for any taxes, penalties or interest imposed on any Participant or other person with respect to any amounts paid or payable (whether in cash, shares of Common Stock or other property) under any Award, including any taxes, penalties or interest imposed under or as a result of Section 409A of the Code. Any payments described in an Award that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. For purposes of any Award, each amount to be paid or benefit to be provided to a Participant that constitutes deferred compensation subject to Section 409A of the Code shall be construed as a separate identified payment for purposes of Section 409A of the Code. For purposes of Section 409A of the Code, the payment of Dividend Equivalents under any Award shall be construed as earnings and the time and form of payment of such Dividend Equivalents shall be treated separately from the time and form of payment of the underlying Award. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, any payments (whether in cash, shares of Common Stock or other property) to be made with respect to the Award that become payable on account of the Participant’s separation from service, within the meaning of Section 409A of the Code, while the Participant is a “specified employee” (as determined in accordance with the uniform policy adopted by the Administrator with respect to all of the arrangements subject to Section 409A of the Code maintained by Laureate and its Subsidiaries) and which would otherwise be paid within six months after the Participant’s separation from service shall be accumulated (without interest) and paid on the first day of the seventh month following the Participant’s separation from service or, if earlier, within 15 days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death. Notwithstanding anything in the Plan or an Award Agreement to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4).

15.                               Plan Duration; Amendment and Discontinuance.

(a)                                 Plan Duration. The Plan shall remain in effect, subject to the right of the Board or the Compensation Committee to amend or terminate the Plan at any time, until the earlier of (a) the earliest date as of which all Awards granted under the Plan have been satisfied in full or terminated and no shares of Common Stock approved for issuance under the Plan remain available to be granted under new Awards or (b) the day before the tenth anniversary of the Effective Date. No Awards shall be granted under the Plan after such termination date. Subject to other applicable provisions of the Plan, all Awards made under the Plan on or before its termination date, shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

(b)                                 Amendment and Discontinuance of the Plan. The Board or the Compensation Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of a Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law or rule of any securities exchange or market on which the Common Stock is listed or admitted for trading or to prevent adverse tax or accounting consequences to Laureate or the Participant. Except as otherwise determined by the Board or Compensation Committee, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c)                                  Amendment of Awards. The Administrator may unilaterally amend the terms of any Award granted under the Plan, but no such amendment shall materially impair the rights of any Participant with respect to an Award without the Participant’s consent, except such an amendment made to cause the Plan or Award to comply with applicable law, applicable rule of any securities exchange on which the Common Stock is listed or admitted for trading, or to prevent adverse tax or accounting consequences for the Participant or the Company or any of its Subsidiaries. For purposes of the foregoing sentence, an amendment to an Award that results in a change in the tax consequences of the Award to the Participant shall not be considered to be a material impairment of the rights of the Participant and shall not require the Participant’s consent.

16.                               General Provisions.

(a)                                 Non-Guarantee of Employment or Service. Nothing in the Plan or in any Award Agreement thereunder shall confer any right on an individual to continue in the service of Laureate or any Subsidiary or shall interfere in any way with the right of Laureate or any Subsidiary to terminate such service at any time with or without cause or notice, subject to applicable law, and whether or not such termination results in (i) the failure of any Award to vest or become payable; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under any Award or the Plan. No person, even though deemed an Eligible Individual, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. To the extent that an Eligible Individual who is an employee of a Subsidiary receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that Laureate is the Participant’s employer or that the Participant has an employment relationship with Laureate.

(b)                                 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between Laureate and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from Laureate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of Laureate.

(c)                                  Status of Awards. Awards shall be special incentive payments to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for purposes of determining any pension, retirement, death, severance, end-of-service or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance, severance or other employee benefit plan of Laureate or any Subsidiary now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation or (b) any agreement between (i) Laureate or any Subsidiary and (ii) the Participant, except as such plan or agreement shall otherwise expressly provide.

(d)                                 Subsidiary Employees. In the case of a grant of an Award to an Eligible Individual who provides services to any Subsidiary, Laureate may, if the Administrator so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Administrator may specify, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the Eligible Individual in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled after such issue or transfer of shares to the Subsidiary shall revert to Laureate.

(e)                                  Governing Law and Interpretation. The validity, construction and effect of the Plan, of Award Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Award Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable United States federal laws and the laws of the State of Maryland, without regard to its conflict of laws principles. The captions of the Plan are not part of the provisions hereof and shall have no force or effect.

(f)                                   Use of English Language. The Plan, each Award Agreement, and all other documents, notices and legal proceedings entered into, given or instituted pursuant to an Award shall be written in English, unless otherwise determined by the Administrator. If a Participant receives an Award Agreement, a copy of the Plan or any other documents related to an Award translated into a language other than English, and if the meaning of the translated version is different from the English version, the English version shall control.

(g)                                  Recovery of Amounts Paid. Except as otherwise provided by the Administrator, Awards granted under the Plan shall be subject to any and all policies, guidelines, codes of conduct, or other agreement or arrangement adopted by the Board or Compensation Committee with respect to the recoupment, recovery or clawback of compensation (collectively, the “Recoupment Policy”) and/or to any provisions set forth in the applicable Award Agreement under which Laureate may recover from current and former Participants any amounts paid or shares of Common Stock issued under an Award and any proceeds therefrom under such circumstances as the Administrator determines appropriate. The Administrator may apply the Recoupment Policy to Awards granted before the policy is adopted to the extent required by applicable law or rule of any securities exchange or market on which shares of Common Stock are listed or admitted for trading, as determined by the Administrator in its sole discretion.

(h)                                 Repurchase of Shares. The Administrator in its sole discretion may, but need not, from time to time extend an offer (each, a “Repurchase Offer”) on behalf of the Company to holders of shares of Common Stock that were or will be acquired or received under an Award (“Award Shares”)(which holders may include Family Members who received their Award Shares pursuant to a transfer effectuated in compliance with Section 9 of the Plan) to purchase some or all of their Award Shares under such terms and conditions as the Administrator shall determine, including without limitation the purchase date, purchase price, timing, medium and method of payment, holders to whom the offer is to be made, and allocation of shares to be purchased in the event of an oversubscription of the offer; provided, however, that no such Repurchase Offer shall apply to any Award Share that on the designated purchase date is unearned, unvested, or subject to a risk of forfeiture or other lapse restriction unless the Administrator accelerates the vesting and/or waives the earning conditions, risks of forfeiture and other restrictions on such Award Share; and provided, further, that no such Repurchase Offer shall extend to an Award Share if the purchase thereof would result in the imposition under Section 409A of the Code of any additional tax or underpayment interest liability. Shares of Common Stock that are acquired by the Company under a Repurchase Option shall not restore to the Share Pool except as otherwise provided under Section 5(b)(v) and/or Section 5(b)(vi).

17.          Glossary.

Under this Plan, except where the context otherwise indicates, the following definitions apply:

“Administrator” means the Compensation Committee, or such other committee(s) or officer(s) duly appointed by the Board or the Compensation Committee to administer the Plan or delegated limited authority to perform administrative actions under the Plan, and having such powers as shall be specified by the Board or the Compensation Committee; provided, however, that at any time the Board may serve as the Administrator in lieu of or in addition to the Compensation Committee or such other committee(s) or officer(s) to whom administrative authority has been delegated. With respect to any Award to which Section 16 of the Exchange Act applies, the Administrator shall consist of either the Board or a committee of the Board, which committee shall consist of two or more directors, each of whom is intended to be, to the extent required by Rule 16b-3 of the Exchange Act, a “non-employee director” as defined in Rule 16b-3 of the Exchange Act and an “independent director” to the extent required by the rules of the national securities exchange that is the principal trading market for the Common Stock, and with respect to any Award that is intended to be a Qualified Performance-Based Award, the Administrator shall consist of two or more directors, each of whom is intended to be, to the extent required by Section 162(m) of the Code, an “outside director” as defined under Section 162(m) of the Code. Any member of the Administrator who does not meet the foregoing requirements shall abstain from any decision regarding an Award and shall not be considered a member of the Administrator to the extent required to comply with Rule 16b-3 of the Exchange Act.

“Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, Laureate or any successor to Laureate. For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity, or the power to direct the management and policies of the entity, by contract or otherwise.

“Award” means any stock option, stock appreciation right, stock award, stock unit, Performance Share, Performance Unit, and/or Other Stock-Based or Cash Award, whether granted under this Plan or the 2007 Plan.

“Award Agreement” means the written document(s), including an electronic writing acceptable to the Administrator, and any notice, addendum or supplement thereto, memorializing the terms and conditions of an Award granted pursuant to the Plan and which shall incorporate the terms of the Plan.  An Award Agreement for a Cash Award may consist of a resolution of the Administrator that memorializes the terms and conditions of such Award which are thereafter communicated to the Participant.

“Board” means the Board of Directors of Laureate.

“Cause” shall mean “Cause” as such term may be defined in any employment agreement in effect at the time of termination of employment between the Participant and Laureate, any of its Affiliates or a successor to Laureate or an Affiliate, or, if there is no such employment agreement or such term is not defined therein, “Cause” shall mean (i) gross negligence or willful malfeasance by the Participant in connection with the performance of his duties with respect to Laureate, any of its Affiliates or a successor to Laureate or an Affiliate, (ii) conviction of, or pleading guilty or nolo contendere to any felony, (iii) theft, embezzlement, fraud or other similar conduct by the Participant in connection with the performance of his or her duties with Laureate, any of its Affiliates or a successor to Laureate or an Affiliate, or (iv) a willful and material breach of any other applicable agreements with Laureate, any of its Affiliates or a successor to Laureate or an Affiliate including, without limitation, engaging in any action in breach of any applicable restrictive covenants.

“Change in Control” means the first of the following to occur: (i) a Change in Ownership of Laureate or Wengen, or (ii) a Change in the Ownership of Assets of Laureate, as described herein and construed in accordance with Code section 409A.

(i) A “Change in Ownership of Laureate or Wengen” shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire, in a single transaction or a series of related transactions, ownership of:

(A) the capital stock of Laureate that, together with the stock held by such Person or Group, constitutes more than 50% of the total voting power of the capital stock of Laureate. However, if any one Person is, or Persons Acting as a Group are, considered to own more than 50% of the total voting power of the capital stock of Laureate, the acquisition of additional stock by the same Person or Persons Acting as a Group is not considered to cause a Change in Ownership of Laureate or to cause a Change in Effective Control of Laureate (as described below). An increase in the percentage of capital stock owned by any one Person, or Persons Acting as a Group, as a result of a transaction in which Laureate acquires its stock in exchange for property will be treated as an acquisition of stock; or

(B) partnership interests of Wengen that, together with the partnership interests held by such Person or Group, constitutes more than 50% of the partnership interests of Wengen. However, if any one Person is, or Persons Acting as a Group are, considered under the Wengen Limited Partnership Agreement, as the same is in effect from time to time, to own two percent (2%) or more of the partnership interests of Wengen on the Original Effective Date, the acquisition of additional partnership interests by the same Person or Persons Acting as a Group is not considered to cause a Change in Ownership of Laureate or Wengen.

(ii) A “Change in the Ownership of Assets of Laureate” shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire (or has or have acquired during the 12- month period ending on the date of the most recent acquisition by such Person or Persons), assets from Laureate that have a total gross fair market value equal to or more than 80% of the total gross fair market value of all of the assets of Laureate immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of Laureate, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

The following rules of construction apply in interpreting the definition of Change in Control:

(A) A Person means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than (1) employee benefit plans sponsored or maintained by Laureate and by entities controlled by Laureate, (2) Wengen or entities controlled by Wengen, or (3) an underwriter of the capital stock of Laureate in a registered public offering.

(B) Persons will be considered to be Persons Acting as a Group (or Group) if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a Person owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a Group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a Group solely because they purchase assets of the same corporation at the same time or purchase or own stock of the same corporation at the same time, or as a result of the same public offering.

(C) A Change in Control shall not include a transfer of assets to a related person as described in Code section 409A or a public offering of capital stock of Laureate.

(D) For purposes of the definition of Change in Control, Section 318(a) of the Code applies to determine stock ownership. Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined by Treasury Regulation §1.83- 3(b) and (j)), the stock underlying the option is not treated as owned by the individual who holds the option.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor section, regulations and guidance.

“Common Stock” means shares of Class A common stock of Laureate, par value $0.004 per share, and any capital securities into which they are converted, unless otherwise specified herein as Class B common stock of Laureate.

“Company” means Laureate and its Subsidiaries, except where the context otherwise requires.

“Compensation Committee” means the Compensation Committee of the Board.

“Dividend Equivalent” means a right, granted to a Participant, to receive cash, Common Stock, stock Units or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock.

“Eligible Individuals” means (i) officers and employees of, and other individuals, including non-employee directors, who are natural persons providing bona fide services to or for, Laureate or any of its Subsidiaries, provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for Laureate’s securities, and (ii) prospective officers, employees and service providers who have accepted offers of employment or other service relationship from Laureate or a Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto. Reference to any specific section of the Exchange Act shall be deemed to include such regulations and guidance issued thereunder, as well as any successor section, regulations and guidance.

“Fair Market Value” means, on a per Share basis as of any date, unless otherwise determined by the Administrator:

(i) if the principal market for the Common Stock (as determined by the Administrator if the Common Stock is listed or admitted to trading on more than one exchange or market) is a national securities exchange or an established securities market, the official closing price per share of Common Stock for the regular market session on that date on the principal exchange or market on which the Common Stock is then listed or admitted to trading or, if no sale is reported for that date, on the last preceding day on which a sale was reported, all as reported by such source as the Administrator may select; the Administrator may also determine the Fair Market Value upon the average selling price of the Common Stock during a specified period that is within thirty (30) days before or thirty (30) days after such date, provided that, with respect to the grant of a stock option or stock appreciation right, the commitment to grant such Award based on such valuation method must be irrevocable before the beginning of the specified period;

(ii) if the principal market for the Common Stock is not a national securities exchange or an established securities market, but the Common Stock is quoted by a national quotation system, the average of the highest bid and lowest asked prices for the Common Stock on that date as reported on a national quotation system or, if no prices are reported for that date, on the last preceding day on which prices were reported, all as reported by such source as the Administrator may select; or

(iii) if the Common Stock is neither listed or admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Administrator in good faith by the reasonable application of a reasonable valuation method, which method may, but need not, include taking into account an appraisal of the fair market value of the Common Stock conducted by a nationally recognized appraisal firm selected by the Administrator.

Notwithstanding the preceding, for foreign, federal, state and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

“Full Value Award” means an Award that results in Laureate transferring the full value of a share of Common Stock under the Award, whether or not an actual share of stock is issued. Full Value Awards shall include, but are not limited to, stock awards, stock units, Performance Shares, Performance Units that are payable in Common Stock, and Other Stock-Based Awards for which Laureate transfers the full value of a share of Common Stock under the Award, but shall not include Dividend Equivalents.

“Incentive Stock Option” means any stock option that is designated, in the applicable Award Agreement or the resolutions of the Administrator under which the stock option is granted, as an “incentive stock option” within the meaning of Section 422 of the Code and otherwise meets the requirements to be an “incentive stock option” set forth in Section 422 of the Code.

“Nonqualified Option” means any stock option that is not an Incentive Stock Option.

“Other Stock-Based or Cash Award” means, with regard to a Stock-Based Award, an Award of Common Stock or any other Award that is valued in whole or in part by reference to, or is otherwise based upon, shares of Common Stock, including without limitation Dividend Equivalents and convertible debentures, and with regard to a Cash Award, an Award of cash, which need not be denominated or otherwise measured or valued in relation to shares of Common Stock and which may, but need not be, granted in connection with any short-term or long-term cash incentive program established by Laureate or an Affiliate.

“Participant” means an Eligible Individual to whom one or more Awards are or have been granted pursuant to the Plan and have not been fully settled or cancelled and, following the death of any such person, his successors, heirs, executors and administrators, as the case may be.

“Performance Award” means a Full Value Award, the grant, vesting, lapse of restrictions or settlement of which is conditioned upon the achievement of performance objectives over a specified Performance Period and includes, without limitation, Performance Shares and Performance Units and may include Other Stock-Based or Cash Awards.

“Performance Goals” means the performance goals established by the Administrator in connection with the grant of Awards based on performance criteria selected by the Administrator; provided, however, that in the case of Qualified Performance-Based Awards, such performance goals shall be based on the attainment of specified levels of one or more Performance Metrics.  Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of Laureate or any Affiliate, or a division or strategic business unit of Laureate, or may be applied to the performance of Laureate relative to a market index, a group of other companies, or a combination thereof, all as determined by the Administrator.  The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).  Each of the foregoing Performance Goals shall be determined, to the extent applicable, in accordance with generally accepted accounting principles and shall be subject to certification by the Administrator; provided, that the Administrator shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or infrequently occurring events or transactions affecting Laureate or any Affiliate or the financial statements of Laureate or any Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss, or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of business or related to a change in accounting principles provided that the Administrator’s decision as to whether such adjustments will be made with respect to any “covered employee,” within the meaning of Section 162(m) of the Code, is determined when the Performance Goals and targets are established for the applicable performance period.

“Performance Metrics” means criteria established by the Administrator relating to any of the following, as it may apply to an individual, one or more business units, divisions, or Affiliates, or on a company-wide basis, and in absolute terms, relative to a base period, or relative to the performance of one or more comparable companies, peer groups, or an index covering multiple companies: revenue; sales; expenses; operating income; gross margin; operating margin; EBIT; EBITDA; earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; balance of cash, cash equivalents and marketable securities; stock price; earnings per share; return on stockholder equity; return on capital; return on assets; return on investment; total stockholder return; employee satisfaction; employee retention; market share; total enrollment; new enrollment; customer satisfaction; product development; research and development expenses; completion of an identified special project; and completion of a joint venture or other corporate transaction.

“Performance Period” means that period established by the Administrator during which any Performance Goals specified by the Administrator with respect to such Award are to be measured.

“Performance Shares” means a grant of stock or stock Units the issuance, vesting or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period.

“Performance Units” means a grant of dollar-denominated Units the value, vesting or payment of which is contingent on performance against predetermined objectives over a specified Performance Period.  Performance Units may include cash incentive awards granted in connection with Laureate’s annual or long-term incentive program.

“Plan” means this Laureate Education, Inc. Amended and Restated 2013 Long-Term Incentive Plan, a continuation and amendment and restatement of the 2013 Plan, as set forth herein and as it may be amended from time to time.

“Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption.

“Restricted Stock” means an Award of shares of Common Stock to a Participant that may be subject to certain transferability and other restrictions and to a risk of forfeiture (including by reason of not satisfying certain Performance Goals).

“Restricted Stock Unit” means a right granted to a Participant to receive shares of Common Stock or cash at the end of a specified period, which right may be conditioned on the satisfaction of certain requirements (including the satisfaction of certain Performance Goals).

“Restriction Period” means, with respect to Full Value Awards, the period commencing on the date of grant of such Award to which vesting or transferability and other restrictions and a risk of forfeiture apply and ending upon the expiration of the applicable vesting conditions, transferability and other restrictions and lapse of risk of forfeiture and/or the achievement of the applicable Performance Goals (it being understood that the Administrator may provide that vesting shall occur and/or restrictions shall lapse with respect to portions of the applicable Award during the Restriction Period).

“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

“Subsidiary” means any corporation or other entity in an unbroken chain of corporations or other entities beginning with Laureate if each of the corporations or other entities, or group of commonly controlled corporations or other entities, other than the last corporation or other entity in the unbroken chain then owns stock or other equity interests possessing 50% or more of the total combined voting power of all classes of stock or other equity interests in one of the other corporations or other entities in such chain or otherwise has the power to direct the management and policies of the entity by contract or by means of appointing a majority of the members of the board or other body that controls the affairs of the entity; provided, however, that solely for purposes of determining whether a Participant has a Termination of Service that is a “separation from service” within the meaning of Section 409A of the Code or whether an Eligible Individual is eligible to be granted an Award that in the hands of such Eligible Individual would constitute a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code , a “Subsidiary” of a corporation or other entity means all other entities with which such corporation or other entity would be considered a single employer under Sections 414(b) or 414(c) of the Code.

“2007 Plan” means Laureate’s 2007 Stock Incentive Plan for Key Employees of Laureate Education, Inc. and its Subsidiaries.

“Tax Withholding Obligation” means any federal, state, local or foreign (non-United States) income, employment or other tax or social insurance contribution required by applicable law to be withheld in respect of Awards.

“Termination of Service” means the termination of the Participant’s employment or consultancy with, or performance of services for, Laureate and its Subsidiaries. Temporary absences from employment because of illness, vacation or leave of absence and transfers among Laureate and its Subsidiaries shall not be considered Terminations of Service. With respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, “Termination of Service” shall mean a “separation from service” as defined under Section 409A of the Code to the extent required by Section 409A of the Code to avoid the imposition of any tax or interest or the inclusion of any amount in income pursuant to Section 409A of the Code. A Participant has a separation from service within the meaning of Section 409A of the Code if the Participant terminates employment with Laureate and all Subsidiaries for any reason. A Participant will generally be treated as having terminated employment with Laureate and all

Subsidiaries as of a certain date if the Participant and the entity that employs the Participant reasonably anticipate that the Participant will perform no further services for Laureate or any Subsidiary after such date or that the level of bona fide services that the Participant will perform after such date (whether as an employee or an independent contractor) will permanently decrease to no more than 20 percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36- month period (or the full period of services if the Participant has been providing services for fewer than 36 months); provided, however, that the employment relationship is treated as continuing while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of leave does not exceed six months or, if longer, so long as the Participant retains the right to reemployment with Laureate or any Subsidiary.

“Unit” means a bookkeeping entry used by Laureate to record and account for the grant of the following Awards until such time as the Award is paid, cancelled, forfeited or terminated, as the case may be: stock units, Restricted Stock Units, Performance Units expressed in terms of cash or Common Stock equivalents, and Performance Shares that are expressed in terms of units of Common Stock.

“Wengen” means Wengen Alberta, Limited Partnership, a limited partnership formed under the laws of the province of Alberta, Canada.